           As filed with the Securities and Exchange Commission on July 25, 2000

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _______________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                _______________

                                  MIDAS, INC.
            (Exact name of registrant as specified in its charter)

                                _______________


             Delaware                                          36-4180556
 (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)


     1300 Arlington Heights Road
          Itasca, Illinois                                         60143
(Address of Principal Executive Offices)                         (Zip Code)



 MIDAS INTERNATIONAL CORPORATION RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES MIDAS INTERNATIONAL CORPORATION RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                           (Full Title of the Plan)

                              Robert H. Sorensen
                 Vice President, Secretary and General Counsel
                                  Midas, Inc.
                          1300 Arlington Heights Road
                            Itasca, Illinois 60143
                                (630) 438-3000
(Name, address including zip code, and telephone number, including area code, of
                              Agent for Service)

                                   Copy to:
                                   -------
                            Carter W. Emerson, P.C.
                               Kirkland & Ellis
                            200 East Randolph Drive
                            Chicago, Illinois 60601
                                (312) 861-2000

                                                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum           Proposed maximum              Amount of
 Title of Securities to be        Amount to be        offering price per         aggregate offering            registration
        registered (1)             registered               share                      price                       fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
 value per share..............   1,000,000 shares         $17.53(2)                  $17,530,000                 $4,628
--------------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase
 Rights.......................   1,000,000 rights          (3)                           (3)                        (3)
--------------------------------------------------------------------------------------------------------------------------------

/(1)/ In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plans described herein.

/(2)/ Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for purposes of calculating amount of registration fee, based upon the average high and low sale prices of the Common Stock reported on the New York Stock Exchange on July 21, 2000.

/(3)/ Rights to purchase Series A Junior Participating Preferred Stock (the
      "Rights") initially are attached to and trade with the shares of Common Stock being registered hereby. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

  The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.

  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Midas International Corporation Retirement Savings Plan for Hourly Employees (the "Hourly Plan") and Midas International Corporation Retirement Savings Plan for Salaried Employees (the "Salaried Plan," and together with the Hourly Plan, the "Savings Plans") are available without charge by contacting:


                               Robert H. Sorensen
                 Vice President, Secretary and General Counsel
                                  Midas, Inc.
                          1300 Arlington Heights Road
                             Itasca, Illinois 60143
                                 (630) 438-3000

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

      The following documents, which have been filed by Midas, Inc. (the "Company") and the Plans with the Commission, are incorporated in this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended January 1, 2000 (File No. 1-13409).

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 1-13409).

          (c) The Hourly Plan's Annual Report on Form 11-K for the year ended December 31, 1998 (File No. 1-13409).

          (d) The Salaried Plan's Annual Report on Form 11-K for the year ended December 31, 1998 (File No. 1-13409).

          (e) The descriptions of the Company's Common Stock, par value $.001 per share, and the Rights associated therewith, which are contained in the Section entitled "Description of Capital Stock of the Companies" in Exhibit 99 to the Company's Registration Statement on Form 10-12/A No. 3 (post-effective amendment No. 1) filed with the Commission on January 7, 1998 (File No. 1-13409).

     All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities. Not Applicable.

Item 5.   Interests of Named Experts and Counsel. Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     The information contained in the Company's Registration Statement on Form S-8 (Registration No. 333-44625), filed with the Commission on January 21, 1998, relating to the Plans (the "Form S-8") is incorporated herein by reference.

Item 7.   Exemption from Registration Claimed.  Not applicable.

Item 8.   Exhibits.  See the Exhibit Index located at page 6.

     The Company has submitted each of the Plans and any amendment to either of them to the Internal Revenue Service (the "IRS") in a timely manner and has made all changes required by the IRS in order to qualify each of the Plans under
Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.   Undertakings.

     The information contained in the Form S-8 is incorporated herein by reference.

                                   SIGNATURES
                                   ----------

     The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on June 27, 2000.

                             MIDAS, INC.

                         By /s/ R. Lee Barclay
                            ---------------------------------------------
                            R. Lee Barclay
                            Executive Vice President and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Lee Barclay and Robert H. Sorensen, and each or either of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 27, 2000.

Signature                             Title
---------                             -----
/s/ Wendel H. Province                Chairman of the Board and Chief Executive Officer
--------------------------------      (principal executive officer)
Wendel H. Province

/s/ R. Lee Barclay                    Executive Vice President and Chief Financial Officer
--------------------------------      (principal accounting officer)
R. Lee Barclay

/s/ Herbert M. Baum                   Director
--------------------------------
Herbert M. Baum

/s/ Thomas L. Bindley                 Director
--------------------------------
Thomas L. Bindley

/s/ Archie R. Dykes                   Director
-------------------------------
Archie R. Dykes

/s/ Jarobin Gilbert, Jr.              Director
_______________________________
Jarobin Gilbert, Jr.

/s/ Robert R. Schoeberl               Director
_______________________________
Robert R. Schoeberl

     The Plans: Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Itasca, State of Illinois, on June 27, 2000.



                    MIDAS INTERNATIONAL CORPORATION RETIREMENT SAVINGS PLAN
                         FOR HOURLY EMPLOYEES
                    MIDAS INTERNATIONAL CORPORATION RETIREMENT SAVINGS PLAN
                         FOR SALARIED EMPLOYEES

                          By /s/ Gerard M. Klaisle
                            ---------------------------------------------------
                                 Gerard M. Klaisle
                                 Senior Vice President of Human Resources and
                                 Administrator of the Midas Defined Contribution Master Trust

                                 EXHIBIT INDEX

Exhibit
 Number  Description

 4.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(i).1 of the Company's Registration Statement on Form 10-12B (File No. 1-13409)).

 4.2 Certificate of Amendment to the Certificate of Incorporation of the Company, dated December 30, 1997 (incorporated by reference to Exhibit 3(i).2 of the Company's Registration Statement on Form 10-12B/A No.3 (post-effective amendment No.1) (File No. 1-13409)).

 4.3 Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-44625)).

 4.4 Bylaws of the Company, as amended December 31, 1997 (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 (Registration No. 333-44625)).

 4.5 Rights Agreement, dated as of December 31, 1997, between the Company and First Chicago Trust Company of New York, as rights agent (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-8 (Registration No. 333-44625)).

 4.6 Form of Midas International Corporation Retirement Savings Plan for Hourly Employees (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-8 (Registration No. 333-44625)).

 4.7 Form of Midas International Corporation Retirement Savings Plan for Salaried Employees (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-8 (Registration No. 333-44625)).

   5 Opinion of Kirkland & Ellis with respect to the legality of the shares of Common Stock being registered hereby.

  23     Consent of KPMG LLP.

  24 Powers of Attorney (contained on the signature pages to this Registration Statement).